Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 22, 2019 with respect to the financial statements of ETC M-A Acquisition LLC included in the Annual Report of Sunoco LP on Form 10-K for the year ended December 31, 2018, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Dallas, Texas

September 25, 2019